UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2017

AMBASE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07265	95-2962743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

ONE SOUTH OCEAN BOULEVARD, SUITE 301
BOCA RATON, FLORIDA 33432
 (Address of principal executive offices, including zip code)

(203) 532-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 OTHER EVENTS

As previously disclosed in prior periodic filings,  on  June 28, 2013, 111 West 57th Investment LLC, ("Investment LLC"), a then newly formed subsidiary of the AmBase Corporation ("AmBase" or the "Company"), entered a joint venture agreement ( as amended, the "JV Agreement") with 111 West 57th Sponsor LLC, (the "Sponsors"), pursuant to which Investment LLC invested (the "Investment") in a real estate development property to purchase and develop the 111 West 57th Street Property (the "111 West 57th Property").  In consideration for making the Investment, Investment LLC was granted a membership interest in 111 West 57th Partners LLC ("111 West 57th Partners"), which indirectly acquired the 111 West 57th Property on June 28, 2013 (the "Joint Venture").  The Company also indirectly contributed an additional amount to the Joint Venture in exchange for an additional indirect interest in the Joint Venture.  Other members and the Sponsors contributed additional cash and/or property to the Joint Venture. The Joint Venture plans to redevelop the 111 West 57th Property into a luxury residential tower and retail project.

On June 30, 2015, 111 West 57th Partners obtained $725 million of financing for the 111 West 57th Property.  The financing was obtained in two parts: (i) a first mortgage construction loan with AIG Asset Management (US), LLC ("AIG"); and (ii) a mezzanine loan with affiliates of Apollo Commercial Real Estate Finance, Inc. ("Apollo").  Both loans have a four-year term with a one-year extension option subject to satisfying certain conditions.  The loan agreements (the "Loan Agreements") also include customary events of default and other customary terms and conditions. Simultaneously with the closing of the AIG and Apollo financings, 111 West 57th Partners repaid all outstanding liabilities and obligations to Annaly CRE, LLC under the initial $230 million mortgage and acquisition loan agreement, dated June 28, 2013, between 111 West 57th Partners and Annaly CRE, LLC.  The remaining loan proceeds will be drawn down and used as necessary for construction and related costs, loan interest escrow and other related project expenses for development of the 111 West 57th Property.

See Note 4 to the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for additional information regarding the Company's equity investment in the 111 West 57th Property including disclosures regarding distributions received and capital contributions made under the JV Agreement.

Neither the Company, nor any of its subsidiaries, is a party to the Loan Agreements. The Company has recorded the investment in 111 West 57th Partners utilizing the equity method of accounting, as pursuant to the various agreements the Company has significant influence, but does not have control, as defined under GAAP. Accordingly, the results of operations of 111 West 57th Partners are included in equity income (loss) in the Company's consolidated statements of operations.

In April 2016, AmBase initiated a litigation in the New York State Supreme Court for New York County (the "NY Court"), Index No. 652301/2016, ("AmBase v. 111 West 57th Sponsor LLC, et al.") (the "111 57th West Action").  The defendants in that litigation are 111 West 57th Sponsor LLC, 111 West 57th JDS LLC, PMG West 57th Street LLC, 111 West 57th Control LLC, 111 West 57th Developer LLC, Elliot Joseph, 111 West 57th KM Equity LLC, 111 West 57th KM Group LLC, Kevin Maloney, Matthew Phillips, Michael Stern, Ned White and Franklin R. Kaiman (collectively, "Defendants") and nominal defendant 111 West 57th Partners LLC.  AmBase alleges in that action, among other claims, that the Defendants engaged in an unlawful scheme to dilute AmBase's equity interest in the joint real estate venture 111 West 57th Partners, to develop the 111 West 57th Street Property and to keep for themselves certain financing opportunities in breach of Defendants' contractual and fiduciary duties. The complaint also alleges that defendants have failed to honor the exercise of AmBase's contractual "equity put right" as set forth in the JV Agreement (the "Equity Put Right"). AmBase is seeking compensatory damages, as well as punitive damages, indemnification and equitable relief including a declaration of the parties' rights, an accounting and a constructive trust over distributions received by the Defendants.  The complaint in this action has been filed, a motion to dismiss is pending and discovery is ongoing The Company has also demanded from the Sponsors access to the books and records for the 111 West 57th Property which the Sponsors have refused, claiming they have provided all books and records as required.

The Sponsors have proposed for approval a "proposed budget" (the "Proposed Budget") which the Sponsors claim represents an increase to the aggregate of hard cost line items of an amount slightly below the Equity Put Right threshold amount and a further increase in other costs thus resulting in the need for additional funding in order to complete the project. The Company disputes, among other items, the calculation of the percentage increase of hard costs shown in the Proposed Budget. The Company believes the aggregate projected hard costs in the Proposed Budget exceed a contractually stipulated limit as a percentage of the hard costs set forth in the prior approved budget, thus allowing Investment LLC the option to exercise its Equity Put Right. Consequently, subsequent to the Sponsors' presentation of the Proposed Budget, Investment LLC notified the Sponsors that it was exercising its Equity Put Right pursuant to the JV Agreement. As previously disclosed, the Sponsors have refused to honor the exercise of Investment LLC's Equity Put Right. The Sponsors claim, among other things, that the conditions precedent have not been met in that the increase in aggregate hard costs in the Proposed Budget does not exceed the contractually stipulated limit that would allow exercise of the Equity Put Right.

The Company further contends that a portion of the Proposed Budget increases represent manager overruns (as defined in the JV Agreement) and thus should be paid for by the Sponsors. The Sponsors deny that the Proposed Budget increases are manager overruns. The Company continues to challenge the nature and substance of the Proposed Budget increases and how they should be treated pursuant to the JV Agreement.

As a result of the projected Proposed Budget increase, the Sponsors have claimed that additional borrowings of $60 million to $100 million may be needed to complete the project. In addition, Apollo (the mezzanine lender) has indicated that due to projected budget increases, it believes the current loan has been "out of balance"; and thus 111 West 57th Partners or its subsidiaries would need additional funding in order to complete the project. Apollo has previously provided loan forbearances to the borrowers and guarantors in order to allow the Sponsors time (while the building continues to be built) to raise the additional financing which may be needed in order to complete the 111 West 57th project. Most recently Apollo has provided loan forbearances until June 29, 2017.

Since the Company is not party to the Loan Agreements, it does not have access to communications with the lenders except for those individual communications the Sponsors have elected to share.  The Company has continued to demand access to such information both under the JV Agreement and as part of the 111 West 57th Action.

The Company has considered approving the additional financing, but has informed the Sponsors that it has concerns about the Proposed Budget and the implications of the Proposed Budget, as well as other questions that must be addressed first.

The Company will continue to pursue all available legal courses of action as well as considering other possible economic strategies as they relate to the Company's investment in the 111 West 57th Property.

The Company can give no assurances regarding the outcome of the matters described above, including as to whether the Sponsors will perform their contractual commitments to the Company under the JV Agreement, as to what action, if any, the lenders may take with respect to the project, as to the ultimate resolution of the 111 West 57th Action, or as to the ultimate effect of the Sponsors', Company's or the lenders' actions on the project, or as to the completion or ultimate success of the project.

Cautionary Statement for Forward-Looking Information

This Current Report or Form 8-K together with other statements and information publicly disseminated by the Company may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or make oral statements that constitute forward looking statements. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. The forward-looking statements may relate to such matters as anticipated financial performance, future revenues or earnings, business prospects, projected ventures, anticipated market performance, anticipated litigation results or the timing of pending litigation, and similar matters. When used in this Annual Report, the words "estimates," "expects," "anticipates," "believes," "plans," "intends" and variations of such words and similar expressions are intended to identify forward-looking statements that involve risks and uncertainties.  The Company cautions readers that a variety of factors could cause the Company's actual results to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements.  These risks and uncertainties, many of which are beyond the Company's control, include, but are not limited to those set forth in "Item 1A, Risk Factors" and elsewhere in this Annual Report and in the Company's other public filings with the Securities and Exchange Commission including, but not limited to: (i) transaction volume in the securities markets; (ii) the volatility of the securities markets; (iii) fluctuations in interest rates; (iv) risks inherent in the real estate business, including, but not limited to, insurance risks, tenant defaults, risks associated with real estate development activities, changes in occupancy rates or real estate values; (v) changes in regulatory requirements which could affect the cost of doing business; (vi) general economic conditions; (vii) risks with regard to whether or not the Company's current financial resources will be adequate to fund operations over the next twelve months from financial statement issuance date and/or continue operations; (viii) changes in the rate of inflation and the related impact on the securities markets; (ix) changes in federal and state tax laws; (x) assumptions regarding the outcome of legal and/or tax matters, based in whole or in part upon consultation with outside advisors, (xi) risks arising from unfavorable decisions in tax, legal and/or other proceedings, and (xii) risks with regard to the ability of the Company to continue as a going concern. These are not the only risks that we face. There may be additional risks that we do not presently know of or that we currently believe are immaterial which could also impair our business and financial position.

Undue reliance should not be placed on these forward-looking statements, which are applicable only as of the date hereof. The Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this report or to reflect the occurrence of unanticipated events. Accordingly, there is no assurance that the Company's expectations will be realized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASE CORPORATION

By /s/ John Ferrara
John Ferrara
Vice President and Chief Financial Officer and Controller
AmBase Corporation
Date: June 29, 2017